Exhibit 10.1

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement is between Yuengling's Ice Cream Corporation, ("Licensor") a Nevada Corporation with offices at One Glenlake Parkway #650 in Atlanta, GA 30328, Yuengling's Ice Cream - Online & Retail Distributors, LLC, a South Carolina limited liability company with offices at PO Box 1454 in Keokuk, IA 52632 ("Licensee") and GPOPlus, Inc., ("Assignee") a Nevada Corporation with offices at 3571 E. Sunset Road, Suite #300, Las Vegas, NV 89120.

WHEREAS, the Licensor (i) has registered or (ii) has applied for registration of the trademarks and service marks listed on Schedule 1 (collectively, the "Marks"); and

WHEREAS, The Licensee, through the Assignee, is engaged in the Distribution of consumer products into specialty retail including but not limited to flavor infused CBD and cannabinoid pre-rolls, edibles, tinctures, sublingual strips, topicals, and hemp flower (the "Licensee Business"); and

WHEREAS, The Licensee, through the Assignee, wants to use the Licensor Marks in connection with the Assignee business and to brand, package and produce the licensed products (listed on Schedule 2 (collectively, the "Licensed Products"); and

NOW, THEREFORE, The Licensor is willing to permit the Licensee and Assignee use of the Licensor Marks in connection with the Licensee, through the Assignee, business for the mutual benefit of the parties.

The parties therefore agree as follows:

1.	GRANT OF LICENSE.

a.             License. The Licensor hereby grants to the Licensee and Assignee an exclusive, non transferable, non sublicensable, revocable license to use the Licensor Marks, solely in connection with the Licensee and Assignee Licensed Products in the Territory (as defined in Section 3). The Licensee and Assignee may make no other use of the Marks and this license does not include any right for the Licensee and or Assignee to grant sublicenses.

b.             No Unrelated Use. The Licensee and or Assignee may not use a Mark in connection with a business unrelated to the Licensed Products without the prior written approval of the Licensor in each instance.

c.              No Use of Other Trademarks. The Licensee has no right or license to use any trademark, service mark, or trade name of the Licensor that is not listed on Schedule 1.

d.             Licensor's Use of Marks. The Licensor reserves the right to use the Licensed Marks throughout the world for any purpose.

2.	NO ASSIGNMENT OR TRANSFER.

The Licensee and Assignee hereby acknowledge and agree that the rights granted to the Licensee and Assignee by and obtained by the Licensee as a result of or in connection with this agreement are license rights only, and that nothing contained in this agreement constitutes an assignment of the Licensor's rights to the Marks.

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3.	TERRITORY.

During the Term (as defined below), the Licensee and Assignee may use the Marks only in the following continents (the "Territory"): North America, South America, Europe and Australia.

4.	TERM AND TERMINATION.

a.             Term. This agreement will become effective as described in Section 23. Unless it is terminated earlier in accordance with subsection (b), this agreement will end on 11/030/2027 (the "Initial Term"). The Licensor may, in its sole discretion, grant the Licensee and Assignee an option (the "Option") to extend the Initial Tenn for an additional period of 5 years (the "Extension Term") if the Licensee and Assignee: (i) provide the Licensor with at least 90 days' notice of its request for Licensor to exercise the Option. The Initial Term and the Extension Term are collectively referred to in this agreement as the "Term."

b.             Termination. This agreement may be terminated by either party for a material breach of any provision of this agreement by the other party, if the other party's material breach is curable and not cured within 30 days of receipt of written notice of the breach.

c.              Effect of Termination. On termination of this agreement, all rights granted under it, including the Licensee and Assignee's right to use the Marks, will end immediately following the sell down period in 4(d) and the Licensee and Assignee shall promptly discontinue all use of the Marks or similar trade names containing the Licensor's name and stop further use of the Marks in advertising, commercial registers, directories, Internet and websites, telephone listings, and all similar listings.

d.             Sell Down Period. On expiration or termination of this Agreement for any reason, Licensee and Assignee will provide an audit of all unused packaging and or materials to the Licensor and, for a period of ninety (90) days after the date of termination (the "Sell-Off Period"), Licensee and Assignee will have the right to dispose of all stocks of Licensed Products in its possession in accordance with the terms and conditions of this Agreement, ensuring all funds are paid to Licensor within 45 days after the Sell-Off Period. Licensee and Assignee shall not manufacture additional quantities of the Licensed Products during any applicable Sell-Off Period. Licensee and Assignee's right of sell-off will terminate automatically if Licensee or Assignee breaches any term, condition, obligation, representation, or warranty herein during the Sell-Off Period.

5.	CONSIDERATION.

a.             Royalties. The Licensee and Assignee shall pay to the Licensor a continuing royalty of five percent (5%) of Gross Wholesale Revenue of all Licensed Products or Services sold by the Licensee or of its subsidiaries, divisions, or affiliates. Example, if the wholesale price is $10.00/unit, the royalty would be $0.50/unit. As used in this agreement, "Gross Sales" means the Licensee and Assignee's billing price to customers or distributors, including the royalty amount but less:

i.	Verifiable, trade discounts given;

ii.	Samples used for promotion

iii.	Returns

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b.             Wholesale Pricing. The Licensee and Assignee agree to sell Yuengling's Ice Cream Flavored CBD and cannabinoid products at prices predetermined by the Licensor and listed in Exhibit 4. Licensee and Assignee will meaningfully consult with Licensor in connection with any discounts offered off of the wholesale price of the Licensed Products. If the Licensee and or Assignee sells Licensed Products to a party affiliated with the Licensee or Assignee at a price less than the regular price charged to other parties, the royalties payable under this agreement will be computed on the basis of the regular price charged to other parties. No deduction from the royalties owed are allowed for taxes, fees, assessments, advertising, or other expenses that may be incurred or paid by the Licensee and or Assignee, except as specifically enumerated in the definition of Gross Sales, above. The Licensee and Assignee shall report and pay royalties quarterly. The royalty report deadline is 30 days after the end of each calendar quarter.

6.	MAINTENANCE OF RECORDS AND AUDIT RIGHTS.

a.              Books and Records. The Licensee and Assignee shall keep accurate books of account and records covering all transactions relating to this agreement. The Licensee and Assignee will permit the Licensor and its nominees, employees, accountants, agents, and representatives to (i) have reasonable access to inspect those books and records during normal business hours on reasonable notice, and (ii) to examine those books and records. The Licensee and Assignee shall maintain these books and records in good order and condition for a period of 5 years after the termination of this agreement or, if there is a dispute between the parties, until that dispute is resolved, whichever is latest. Receipt or acceptance by the Licensor of any sums paid by the Licensee and Assignee will not preclude the Licensor from exercising its rights under this agreement.

b.             Startup Royalties. Licensor will offer a grace period of 60 days before royalties must be paid so that the Licensee and Assignee have the opportunity to gain placement in key retailers and allow for ramp up time for the collection.

c.              Standard Royalty Payment Term. Following the Startup period, all royalties will be paid by the 15th of the month following when they are collected from the retail partners.

d.             Underpayment of Royalties. If an inspection or examination referred to in subsection 6(a) above discloses, or a party otherwise discovers, an underpayment of royalties or other fees, the Assignee shall pay to the Licensor the amount of that underpayment (plus interest on it from the date of underpayment to and including the date of payment in full at 10%) not more than 60 days after its discovery. In the event an audit of Licensee and Assignee's books and records results in a 5% or more discrepancy, the Assignee shall pay all resulting audit fees in addition to the discrepancy owed.

e.              Overpayment of Royalties. If an inspection or examination referred to in subsection 6(a) above discloses, or a party otherwise discovers, an overpayment of royalties or other fees, the amount of that overpayment will be credited against future payments owed by the Licensee and or Assignee to the Licensor. If the period for which the overpayment was made is the final period covered by this agreement, the Licensor shall pay the overpayment amount to the Licensee within 60 days after its discovery.

f.               Late Payments. Any royalties paid late will generate a 1% interest fee per month.

7.	OWNERSHIP AND USE OF MARKS.

a.              Ownership of Marks. The Licensee and Assignee acknowledge that the Licensor is the owner of the Marks and all rights in those and that nothing in this agreement gives the Licensee and or Assignee an interest in the Marks, except under the license granted by this agreement. The Licensee further acknowledges that the rights granted to the Licensee and Assignee by this agreement are license rights only, and nothing contained in this agreement constitutes an assignment of the Licensor's rights in the Marks.

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b.             Limitation on Licensee and or Assignee's Actions. The Licensee and or Assignee may not do anything inconsistent with the Licensor's ownership of the Marks, and may not claim adversely to the Licensor, or assist any third party in attempting to claim adversely to the Licensor, with regards to that ownership. The Licensee and Assignee may not challenge the Licensor's title to the Marks, oppose any registration or re-registrations of the Marks, or challenge the validity of this agreement or the licenses granted in this agreement. Furthermore, the Licensee and Assignee may not register or attempt to register any trade name or trademark that, in whole or in part, incorporates or is confusingly similar to the Marks.

c.             Assistance in Protecting Goodwill. The Licensee and Assignee's use of the Marks inures to the benefit of the Licensor and the Licensee and Assignee shall cooperate fully with the Licensor to secure and maintain the goodwill of the Licensor in the Marks. To that end, the Licensee and Assignee may not misuse the Marks, take any action that would bring the Marks into public disrepute, use the Marks, or any mark or name confusingly similar to them, in its corporate or trade name, or take any action that would tend to destroy or diminish the goodwill in the Marks.

d.             Notification of Infringement. The Licensee and or Assignee shall promptly notify the Licensor of:

i.	Any claim, demand, or cause of action based on or ansmg from any third-party unauthorized use of the Marks or any confusingly similar marks;

ii.	Any infringement or instance of unfair competition of which the Licensee may become aware involving any of the Marks; or

iii.	Any challenge to the Licensee's use of any of the Marks.

The Licensee and or Assignee may not institute any proceedings for infringement of the Marks without the prior written approval of the Licensor.

8.	QUALITY STANDARDS.

a.             Established Standards. The nature and quality of all products sampled, sold, or otherwise disposed of by the Licensee and Assignee covered by the Marks will conform to the standards established for highest quality products sold by the Licensee and Assignee's direct competitors (collectively, the "Quality Standards").

b.             Review of Associated Products. At the Licensor's reasonable request, the Licensee and Assignee shall provide samples to the Licensor of all products sampled, sold, or otherwise disposed of by the Licensee and or Assignee that include the Marks. Alternatively, the Licensor may request that the Licensee and Assignee ensure that those products conform to the Quality Standards. To this end, the Licensee and Assignee shall permit reasonable inspection of its facilities during business hours by an authorized representative of the Licensor, for that representative to inspect the Assignee's operations, methods of manufacture, materials used, storage and packing areas, and the like, associated with the manufacture of products that include the Marks. Any inspections conducted by the Licensor to ensure that the Quality Standards have been satisfied will be at the expense of the Licensor.

c.             Representative Samples Required. On the Licensor's request and without charge to the Licensor, the Licensee and or Assignee shall deliver to the Licensor representative samples of labels, containers, advertisements, catalogs, letterhead, and the like, containing the Marks to enable the Licensor to ensure that those Marks are used only in a manner set forth on Schedule 1.

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9.	MARKING ON PRODUCTS.

a.             Designation that Marks are Licensed. The Licensee and Assignee shall designate the Licensed Products in the manner specified by the Licensor in writing, to indicate the rights of the Licensor in the Marks, including the registration status of the Marks, and that those products or services are manufactured under license.

b.             Proper Notice and Acknowledgment. Every use of the Marks by the Licensee and or Assignee shall incorporate, in an appropriate manner, an "R" enclosed by a circle or the phrase "Reg. U.S. Pat. & Tm Off."

c.              Format and Appearance. The Licensor retains the right to specify, from time to time, the format in which the Licensee and or Assignee may use and display the Marks, and the Licensee and Assignee shall use or display the Marks only in formats approved by the Licensor. The Licensee and or Assignee may not use any colorable imitation of the Marks, or any variant form (including variant design forms, logos, colors, or type styles) of the Marks not specifically approved by the Licensor.

d.             Approvals. Licensee and Assignee shall submit to Licensor for its prior approval all packaging and ancillary materials that are proposed to be used in connection with Product, all cooperative and trade advertising materials and all other advertising, marketing, promotional, publicity and other collateral materials, including materials to be used in social media, that are proposed to be used by Licensee and Assignee or any of its affiliated customers for Products or otherwise in connection with this Agreement. Licensor commits to a three (3) business day turnaround time for approvals on all packaging and ancillary materials that are to be reviewed.

10.	ADDITIONAL OBLIGATIONS OF LICENSEE

a.             All articles of the License Product ("Articles") shall be manufactured, offered for sale, sold, labeled, packaged and distributed, and advertised, marketed, promoted, publicized and otherwise exploited, and the Licensee and or Assignee's sale and distribution of the Articles shall at all times be conducted and maintained, in accordance with all applicable laws, rules and regulations of, or in effect within, the Territory, and those laws, rules and regulations relating to health and safety, and regulations relating to the disclosure of information to the consumer, such as truth-in-advertising and content labeling laws, rules.

b.             All Articles shall be suitable for their intended use and shall not be designed or produced so as to be inherently dangerous. Without limiting the foregoing, (i) no Articles shall contain or be packaged in or with any injurious, poisonous, deleterious or toxic substance or material, (ii) no Articles shall be adulterated or mislabeled, and (iii) all Articles and all manufacturing methods used to produce Articles shall meet or exceed all applicable industry safety standards.

c.              Licensee and Assignee shall promptly notify Licensor of any complaint by any consumer, industry or governmental body relevant to Articles, and the status thereof, and shall cooperate in all reasonable ways with Licensor expeditiously to resolve any such complaint and to achieve as good a reputation and press as possible for Articles and Marks; and all costs, fees and expenses incurred by Licensor or Licensee and Assignee in connection therewith shall be borne by Licensee and Assignee. Moreover, in the event that Licensee and or Assignee becomes subject to any voluntary or involuntary order of any consumer, industry or governmental body involving the recall of any Articles because of safety, health or other hazards to the public or otherwise, then such Articles shall be considered to be non-confonning and all such Articles shall immediately be withdrawn from the market by Licensee and or Assignee and recalled from all customers and consumers, all at Licensee and or Assignee's sole cost and expense.

d.             Nothing in this Paragraph shall affect in any way Licensee and or Assignee's indemnification obligations hereunder or Licensor's right to terminate this Agreement in the event of a default by Licensee and or Assignee or any of Licensor's other rights or remedies.

e.              Articles shall be sold only through a carefully selected network of retail outlets, with all retail outlets being selected based upon their compatibility with the Licensed Products and their reputation and standing in the Territory as high quality stores selling high quality products purchased from authorized sources. Articles shall not be sold (i) to customers outside the Territory, (ii) outside the approved distribution channels within the Territory, or (iii) to an otherwise approved retailer if Licensee has reason to believe that such retailer may sell Articles to customers outside the Territory or outside the approved distribution channels within the Territory or that may divert Articles, including by reason of a previous history of diversion of Articles, or any other products. Any outlets that the Licensor would like to prevent from carrying the product will be listed in section 3.

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11.	LICENSOR'S REPRESENTATIONS.

The Licensor hereby represents to the Licensee and Assignee that it:

a.              is the exclusive licensor of interest in the Marks;

b.             has not assigned or transferred the Marks or agreed to do so;

c.              has full power and authority to enter into this agreement and to make the grant of license provided in section 1;

d.              is not aware of any violation, infringement, or misappropriation of any third party's rights (or any claim thereof) by the Marks;

e.              is not aware of any third-party consents, assignments, or licenses that are necessary to perform under this agreement;

f.              was not acting within the scope of employment of any third party when conceiving, creating, or otherwise perfonning any activity with respect to the Marks listed in Schedule l and purportedly licensed in section l.

The Licensor shall immediately notify the Licensee and Assignee in writing if any facts or circumstances arise that would make any of the representations in this agreement inaccurate.

12.	LICENSEE AND ASSIGNEE REPRESENTATIONS.

The Licensee and Assignee hereby represent to the Licensor that it:

a.              has full power and authority to enter into this agreement and to perform its obligations hereunder;

b.              has sufficient resources to complete the transaction contemplated by this agreement and the authority to commit those resources for the purposes of this transaction and to satisfy the obligations of Licensee and Assignee hereunder; and

c.              Licensee and Assignee shall not assert as a defense in any action brought under this Agreement any claim that this Agreement is unenforceable or invalidated by any of the laws of, or in effect within, the Territory.

The Licensee and Assignee shall immediately notify the Licensor in writing if any facts or circumstances arise that would make any of the representations in this agreement inaccurate.

13.	DOCUMENTATION.

a.             Recordation of Agreement. As soon as is reasonably possible following a request from the Licensee and Assignee, the Licensor shall provide the Licensor with a complete copy of all documentation (in any format) relating to the Marks for the Licensee and Assignee's own use, to meet record-keeping requirements of the Licensee and Assignee, or to allow the Licensee and Assignee to exercise its rights granted under this agreement.

b.             Licensee Assistance in Maintaining Marks. On request, the Licensee and or Assignee shall provide the Licensor or its authorized representatives with information about its use of the Marks which the Licensor may reasonably require and will render any (non monetary) assistance reasonably required by the Licensor to maintain the applications, registrations, and common law rights of the Marks.

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14.	INDEMNIFICATION.

If any of the Marks infringe on any United States trademark or trade secret of a third party not affiliated with the Licensee and or Assignee, the Licensor shall indemnify the Licensee against that claim, if all of the following are true:

a.              the Licensee and or Assignee promptly gives notice of the claim to the Licensor;

b.             the Licensor controls the defense and settlement of the claim;

c.              the Licensee and Assignee fully cooperate with the Licensor in connection with its defense and settlement of the claim; and

d.             the Licensee and or Assignee stops all sales, distribution, and public use of or relating to the infringing Marks, if requested by the Licensor.

The Licensor will have no other obligations or liability if infringement occurs, and will have no other obligation of indemnification relating to infringement. The Licensor will not be liable for any costs or expenses incurred without its prior written authorization and will have no obligation of indemnification or any liability if the infringement is based on (i) any modified form of the Marks not made by the Licensor or (ii) the laws of any country other than the United States or its states.

Licensee and Assignee shall hold Licensor and its respective affiliates, as well as their respective managers, officers, directors, members, shareholders, owners, employees, agents and affiliates, and their respective successors and assigns (collectively, including Licensor, the "Licensor Group"), harmless from and shall indemnify each of them against any losses, liabilities, damages and expenses (including interest, penalties and reasonable attorneys' fees and expenses) that any of them may incur or become obligated to pay, or for which any of them may become liable to pay in any action, claim or proceeding against or investigation or inquiry of any of them (whether by a governmental agency or commission or otherwise), by reason of any representation or warranty on the part of Licensee and or Assignee being untrue in any material respect or by reason of any acts, whether of omission or commission, by Licensee or any of Licensee and or Assignee's suppliers or any of their respective affiliates, agents or employees arising out of or related to this Agreement or any supplier agreement or any prospective agreement with a supplier, including those arising out of or related to the use or the manufacture, advertising, marketing, distribution or sale of any Articles, whether or not grounded in products liability or breach of warranty (as to performance characteristics or otherwise). In addition, Licensee and Assignee's indemnification obligation also shall cover expenses incurred by Licensor or any of its affiliates for any public relations and related campaigns undertaken by Licensor or any of its affiliates to help restore the image and the goodwill of Licensor and its affiliates, the Marks following any negative publicity, including on account of a recall of any Articles, arising directly or indirectly from or by reason or as a result of any action, claim or proceeding against Licensee and or Assignee, any supplier, or any of their respective affiliates, agents or employees or any investigation or inquiry of any of them (whether by a governmental agency or commission or otherwise). The provisions of and Licensee's obligations under this paragraph shall survive the termination of this Agreement.

15.	INSURANCE.

Licensee and Assignee will maintain a minimum of $1,000,000 per claim and $2,000,000 aggregate for all Licensor branded products. Licensee and or Assignee will list Licensor as an additional named insured on its product liability policy with a "best rated" insurer and will cover all claims including deductibles.

16.	NO AGENCY RELATIONSHIP.

This agreement creates a licensor-licensee relationship between the parties. Nothing in this agreement may be construed to establish a joint venture, agency, or partnership relationship between the parties.

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17.	ASSIGNMENT AND DELEGATION.

a.              No Assignment. Neither Assignee, Licensee or Licensor may assign any of its rights under this agreement, except with the prior written consent of the other party. All voluntary assignments of rights are limited by this subsection.

b.              No Delegation. Neither Assignee, Licensee or Licensor may delegate any of its rights under this agreement, except with the prior written consent of the other party.

c.              Enforceability of an Assignment or Delegation. If a purported assignment or purported delegation is made in violation of this section, it is void.

18.	GOVERNING LAW.

a.              Choice of Law. The laws of the state of Nevada govern this agreement (without giving effect to its conflicts of law principles).

b.             Choice of Forum. Both parties consent to the personal jurisdiction of the state and federal courts in Clark County, Las Vegas, Nevada.

19.	AMENDMENTS. No amendment to this agreement will be effective unless it is in writing and signed by both parties or an authorized representative.

20.	NOTICE.

Any notice or other communication provided for in or given under this agreement to a party will be in writing and given in person, by overnight courier, or by mail (registered or certified mail, postage prepaid, return-receipt requested) to the respective parties as follows:

If to the Licensor:                Yuengling's Ice Cream Corporation

Attention: Robert C. Bohorad, President & CEO

One Glenlake Parkway, #650

Atlanta, GA 30328

Phone: 917-292-8989

Email: rbohorad@yuenglingsicecream.com

If to the Licensee:                Yuengling's Ice Cream - Online & Retail Distributors, LLC

Cory Watson, Managing Member

PO Box 1454

Keokuk, IA 52632

319.795.0019

cory@yic-onlinedistributors.com

If to the Assignee:               GPOPlus, Inc.

Brett H. Pojunis, C.E.O.

3571 Sunset Road, Suite #300

Las Vegas, NV, 89120

brett@gpoplus.com

With a copy to:

Michael Fugler, Esq., Advisor

P: 917.111.1111

E: michael@gpoplus.com

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21.	SEVERABILITY.

If any provision contained in this agreement is, for any reason, held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability will not affect any other provisions of this agreement, but this agreement will be construed as if the invalid, illegal, or unenforceable provisions had never been contained in it, unless the deletion of those provisions would result in such a material change so as to cause completion of the transactions contemplated by this agreement to be unreasonable.

22.	WAIVER.

No waiver of a breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this agreement will be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy will be deemed a waiver of any other breach, failure, right, or remedy, whether or not similar, and no waiver will constitute a continuing waiver, unless the writing so specifies.

23.	ENTIRE AGREEMENT.

This agreement constitutes the final agreement of the parties. It is the complete and exclusive expression of the parties' agreement with respect to the subject matter of this agreement. All prior and contemporaneous communications, negotiations, and agreements between the parties relating to the subject matter of this agreement are expressly merged into and superseded by this agreement. The provisions of this agreement may not be explained, supplemented, or qualified by evidence of trade usage or a prior course of dealings. Neither party was induced to enter this agreement by, and neither party is relying on, any statement, representation, warranty, or agreement of the other party except those set forth expressly in this agreement. Except as set forth expressly in this agreement, there are no conditions precedent to this agreement's effectiveness.

24.	HEADINGS.

The descriptive headings of the sections and subsections of this agreement are for convenience only, and do not affect this agreement's construction or interpretation.

25.	EFFECTIVENESS.

This agreement will become effective when all parties have signed it. The date this agreement is signed by the last party to sign it (as indicated by the date associated with that party's signature) will be deemed the date of this agreement.

26.	NECESSARY ACTS; FURTHER ASSURANCES.

Each party shall use all reasonable efforts to take, or cause to be taken, all actions necessary or desirable to consummate and make effective the transactions this agreement contemplates or to evidence or carry out the intent and purposes of this agreement.

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Each party is signing this agreement on the date stated opposite that party's signature.

LICENSOR:          Yuengling's Ice Cream Corporation

By                /s/ Robert Bohorad

Name: Robert Bohorad

Title: President, CFO

Date:

and

LICENSEE:            Yuengling's Ice Cream - Online & Retail Distributors, LLC

By               /s/ Cory Watson

Name: Cory Watson

Title: Managing Member

Date:

ASSIGNEE:           GPOPlus, Inc.

By               /s/ Brett Pojunis

Name: Brett Pojunis

Title: CEO

Date:

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SCHEDULE 1

LIST OF TRADEMARKS AND SERVICE MARKS

TRADEMARK/	REGISTRATION/	DATE OF FILING/
SERVICE MARKS	APPLICATION NUMBER	REGISTRATION

Yuengling Logo	TBD	TBD

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SCHEDULE 2 - LICENSED PRODUCTS AND SERVICES

Existing and discontinued Yuengling's Ice Cream Flavored variants of each of the following;

Page 13 of 15 PRODUCT ACTIVE INGREDIENT WHOLESALE PRIC! PRODUCT ACTIVE INGREDIENT WHOLESALE PRICE PRODUCT ACTIVE INGREDIENT WHOLESALE PRICE EDIBLES SUOKEABLES SHOT.SJDRINKS GummiH CBD, HHC TSO Vaportzer CSD , HHC IBO Tl'lclures C80,HHC TBD Gummies Dols 8, 9. 10, 11 TBO Vaporizer Dutta 8, 9, 10, 11 IBO rricturos Dolta 8, 9 , 10, 11 TBO Gurr.mies THC·X TBO Vaporiz er n<C - X TBO Tric1ures THC - X TBD GUmmle6 T HC - 0 TBO Vaportze r THC - 0 TBD T i'ICl \ .11'98 THC - 0 TBD Gummias n<C.P TSO Vaportlf!r THC.P TBD rlf'lcture5 THG - P TBD Gummi&1 THC.V TBO Vapori zer n<e - V TBD TW'lctures THC - V TBD Guinnlffs Blend TBO Vapmtztsr Bkmd TBO Tlrlclurea Blend TBO Gumtnte1 Kratom TBO Vaporizer Knttom TBD Thtlutes Kralom TBO Gt,untriH He OeriYed• TBO Vaporizer Herfl) Derived " TBO r.,c1ures He O.rived' TBO GulM'Ms f.AJ&hrooms TBO Vaporizer PAJshmorrs TBO n,ciur11s shroorns TBO Melc - awey Mints CBD, HHC TBD Pre - Rolled Cig•r91te Infused Hemp ceo, HHc TBO 2oz Shot, CBD. HHC TBO Melt - away Mints Delta 8, 9 , 10, 11 TBO Pr& - Roll&d CiganJtte Infused Hemp Delta 8, 9, 10, 11 TBD 2oz Shots D&lta IJ, 9, 10, 11 TBD Melt - away Mints THC - X TBD Pre - Rolled Cigarett e Infused Hemp THC - X TBD 2oz Shota THC - X TBD Ml!!t•way Mints THC - 0 TBO Pi,, - Rolled Cigarette Infused Hemp THC - C TBO 2oz Sho1a THC - C TBO Melt - away Mints THC - P TBD Pra - Roll9d Cigarette lnfuwd Hemp THC - P lBD 2o z Shols THC - P TBD M91t - il \ 111'3Y Mints THC - V TBO P10 - Ro llod Cigarette tnrusod Homp THC - V IBO 2ozSMts THC - V IBO Mett - eweyMnts Blend TBO Pre - Rolled Cigatette lnf ua ed Henlp Blend TBO 2oz Sholl Blend TBD Melt - away Minis Kratom TBO Pre - Roiled Cigarette Infused Hemp Kratom TBO 2 - 0Z Shots t<ratom TBD Melt - away Mir'lb lie!Tl) Derived• TBO Pra - Roll&d Cigarette lnfuteo Hemp Herl1) Oertveo IBD 2o:z:Sh0l9 He Derived• TBD Melt - eway Mil"IIS Mushrooms TBD Pr& - .Rolle d Cigarette lnru&ed Hemp Mushrooms TBD 2oz S h ots M.ishrooms TBD Caramels CBO, HHC TBD Infused Hamp Flower CBO ,HHC TBD 8oz - 12oz senzercan orBo!Ue CBD, HHC TBD Caramels Deb 8 , 9.10, 11 TBD lnfu&ed He F low&r Dolta e. 9, 10 , 11 TBO 8oz - 12oz Sel \ Z&rCan or Bottle Dolt• e, 9 , 10 , 11 TBO Caralll815 THC - X TBO Infused Hefl1J Flower n<C - X TBD aoi. - 12oz S eltzer Can or Bottle THC - X TBD Cerameb. THC - 0 TBO Infused Hemp Flowar THC - C TBD 8oz - 12oz Seltzer Can or Bottle THC - 0 TBO Cilramols THC - P TBO Infused Hernp Flower THC - P TBD 8oz•12oz S•ll.z:erCan orB01tle THC - P TBD carameh. THC - V TBD l n 1use d He Flower n<C - V TBO 807 . - 1202 SelZ&r can o, Bottle THC - V TBO C&ramots BWnd TBD Infused He FIOwor Bkrnd TBD 802. - 120l: SolU:tu can or Bottlo Blond TBD Caramell Kratom TBO Infused Hemp Flo...,,.r Kratom TBD 8o:t - 12oz Sellzer Can o r Bottle Kratom TBO caramels He"1) Derived• TBD Infused He"l') Wraps Hemp Derived" TBO 8oz - 1 2oz Seltzer Can or Bottle HelT'f) Derived• TBO Caramets M&Jahrooms TBO lnfuu - d Hemp Wraps Mushrooms TBD 8oz - 12oz S eltzarcan or Botti& MuShroom1 TBD Sublingual Strips C BD, HHC TBD Infused Hemp Wraps CBO, HHC TBO Stick Pad< Drink. Powder CBD, HHC TBD Sublngual Strips Dela 8, 9, 10, 11 TBO Infused Hemp Wrt11p1 Delta a, 9, 10, · 11 TBO Stick Pack Offnk. Powder Oetta s, 9, t o , , 1 TBD Sublingual Strips TI - IC·X TBD Infused Hemp W rap s THC - X TBD Stld< Padt Drink · Powder THC - X TOD Subingu«I Ships THC - 0 TBO lnfu d He, Wrnps THC - 0 TBD Stick Pode Drink Powder THC - C TBO Sub.,gual Strips THC - P TOO Infused He Wr.aps THC - P TBD Stick P adc Dt1nk Powder THC - P TBO S ubln Qu al Stnps THC - V TBO Infused twoip Wraps THC - V TBO Sb Paek O,ink Po'lll'der THC - V TBD Subingual Strips Blftnrl TBD Infused Hemp Wmps Blend TBD Stidt Paci< Dnnk Powder Blend IBO Sublin gual Strips Kratom TBO Infused Hemp Wraps Kratom IBO Sta Pack Drink Powder Kratom TBD Sublingual Strips Hent, De - rived• TSO lnfuf JEtd Hemp Wraps HempOerive!j• TBD Stidii ' Pod( Drink Powder Hefll) Derived• TBO Sublr \ guat Strips Mushrooms TBD Infused Hemp Wrap$ Mushroom., TBO Stk:k' Pack Drink . Powder Mushrooms TBO mp ConcentralH Hemp Concentrates Ht!imp Cone 1 ,ntnaln CBD. HHC Deb 8 , 9. 10, 11 THC - X TBD TBD TSO In fused Hemp Canabinoid To oth picks Infused Hemp CaMbinoicf Toothpicks lnfU$ed HerJl) Cenabinotd Toothpicks CBD, HHC Delta 8, 9, 10 , 11 THC - X TBD TBD TBO Get Pac Vilamin Shol Gel Pack Vitamin Shot Gel Pack Vitamin Shot CBO. HHC Delta 8, 9 , 10 , 11 THC - X TBD TBD TBO Hemp Co nce nttill es T HC - 0 TBO Infused Hemp Canabinoid Tooth p icks n<C - 0 TBD Ge l Pack Vitamin Shot n - ic - 0 TBD Hemp Conoonltales THC - P TBO Infused He Canablnok1 T oothpieluJ THC - P TBO Gel Pa c k VltaffiW'I Shol THC - P T BO Hemp Concentra1e1 THC - V TOD Infused Hen,> Can•binoid Toothpicks THC - V TBD Gel Peck Vilamin St'lot THC - V TBD Hemp Concentrates Blund TBO Infused Hemp Can.1binoid Toothpicks Blend TBD Gel Paci \ . Vitamin Shot Blend TBO Hftmp Concentrate!! - K.ratom TBO lnhawtd Hemp Canabilold Toothpick& Kratom TBD Ge ! Pa ck , Vitamin Shoi Kratom TBD Hemp Concentrates Hemp Derived• TBD Infused Hemp Cllnabin o id ToothpKks Hemp Derived " TBD Gel Pack Vitamin Shot He Derived• TBD Hemp Concentrates Mushrooms TBO Infused Hemp Canabio oid Toothpicks Mushrooms TBO Gel P ac k Vitamin Shot Mushrooms TBD SCHEDULE 2 - LICENSED PRODUCTS AND SERVICES Existing and discontinued Yuengling's Ice Cream Flavored variants of each of the following; "He"1) Derived co"1)ound& are being di6cover11d every dey and shoukl be iiclucled - mere there is opporlunily for C011'VT'!8 r t.i alization .

12

SCHEDULE 3 - EXCLUDED OUTLETS

13

SCHEDULE 4 - WHOLESALE PRICES

PRODUCT	ACTIVE INGREDIENT	WHOLESALE PRICE	PRODUCT	ACTIVE INGREDIENT	WHOLESALE PRICE	PRODUCT	ACTIVE INGREDIENT	WHOLESAL PRICE
EDIBLES			**SMOKEABLES**			**SHOTS/DRINKS**		
Gummies	CBD, HHC	TBD	Vaporizer	CBD, HHC	TBD	Tinctures	CBD, HHC	TBD
Gummies	Delta 8, 9, 10, 11	TBD	Vaporizer	Delta 8, 9, 10, 11	TBD	Tinctures	Delta 8, 9, 10, 11	TBD
Gummies	THC-X	TBD	Vaporizer	THC-X	TBD	Tinctures	THC-X	TBD
Gummies	THC-O	TBD	Vaporizer	THC-O	TBD	Tinctures	THC-O	TBD
Gummies	THC-P	TBD	Vaporizer	THC-P	TBD	Tinctures	THC-P	TBD
Gummies	THC-V	TBD	Vaporizer	THC-V	TBD	Tinctures	THC-V	TBD
Gummies	Blend	TBD	Vaporizer	Blend	TBD	Tinctures	Blend	TBD
Gummies	Kratom	TBD	Vaporizer	Kratom	TBD	Tinctures	Kratom	TBD
Gummies	Hemp Derived*	TBD	Vaporizer	Hemp Derived*	TBD	Tinctures	Hemp Derived*	TBD
Gummies	Mushrooms	TBD	Vaporizer	Mushrooms	TBD	Tinctures	Mushrooms	TBD
Melt-away Mints	CBD, HHC	TBD	Pre-Rolled Cigarette Infused Hemp	CBD, HHC	TBD	2oz Shots	CBD, HHC	TBD
Melt-away Mints	Delta 8, 9, 10, 11	TBD	Pre-Rolled Cigarette Infused Hemp	Delta 8, 9, 10, 11	TBD	2oz Shots	Delta 8, 9, 10, 11	TBD
Melt-away Mints	THC-X	TBD	Pre-Rolled Cigarette Infused Hemp	THC-X	TBD	2oz Shots	THC-X	TBD
Melt-away Mints	THC-O	TBD	Pre-Rolled Cigarette Infused Hemp	THC-O	TBD	2oz Shots	THC-O	TBD
Melt-away Mints	THC-P	TBD	Pre-Rolled Cigarette Infused Hemp	THC-P	TBD	2oz Shots	THC-P	TBD
Melt-away Mints	THC-V	TBD	Pre-Rolled Cigarette Infused Hemp	THC-V	TBD	2oz Shots	THC-V	TBD
Melt-away Mints	Blend	TBD	Pre-Rolled Cigarette Infused Hemp	Blend	TBD	2oz Shots	Blend	TBD
Melt-away Mints	Kratom	TBD	Pre-Rolled Cigarette Infused Hemp	Kratom	TBD	2oz Shots	Kratom	TBD
Melt-away Mints	Hemp Derived*	TBD	Pre-Rolled Cigarette Infused Hemp	Hemp Derived*	TBD	2oz Shots	Hemp Derived*	TBD
Melt-away Mints	Mushrooms	TBD	Pre-Rolled Cigarette Infused Hemp	Mushrooms	TBD	2oz Shots	Mushrooms	TBD
Caramels	CBD, HHC	TBD	Infused Hemp Flower	CBD, HHC	TBD	8oz-12oz Seltzer Can or Bottle	CBD, HHC	TBD
Caramels	Delta 8, 9, 10, 11	TBD	Infused Hemp Flower	Delta 8, 9, 10, 11	TBD	8oz-12oz Seltzer Can or Bottle	Delta 8, 9, 10, 11	TBD
Caramels	THC-X	TBD	Infused Hemp Flower	THC-X	TBD	8oz-12oz Seltzer Can or Bottle	THC-X	TBD
Caramels	THC-O	TBD	Infused Hemp Flower	THC-O	TBD	8oz-12oz Seltzer Can or Bottle	THC-O	TBD
Caramels	THC-P	TBD	Infused Hemp Flower	THC-P	TBD	8oz-12oz Seltzer Can or Bottle	THC-P	TBD
Caramels	THC-V	TBD	Infused Hemp Flower	THC-V	TBD	8oz-12oz Seltzer Can or Bottle	THC-V	TBD
Caramels	Blend	TBD	Infused Hemp Flower	Blend	TBD	8oz-12oz Seltzer Can or Bottle	Blend	TBD
Caramels	Kratom	TBD	Infused Hemp Flower	Kratom	TBD	8oz-12oz Seltzer Can or Bottle	Kratom	TBD
Caramels	Hemp Derived*	TBD	Infused Hemp Wraps	Hemp Derived*	TBD	8oz-12oz Seltzer Can or Bottle	Hemp Derived*	TBD
Caramels	Mushrooms	TBD	Infused Hemp Wraps	Mushrooms	TBD	8oz-12oz Seltzer Can or Bottle	Mushrooms	TBD
Sublingual Strips	CBD, HHC	TBD	Infused Hemp Wraps	CBD, HHC	TBD	Stick Pack Drink Powder	CBD, HHC	TBD
Sublingual Strips	Delta 8, 9, 10, 11	TBD	Infused Hemp Wraps	Delta 8, 9, 10, 11	TBD	Stick Pack Drink Powder	Delta 8, 9, 10, 11	TBD
Sublingual Strips	THC-X	TBD	Infused Hemp Wraps	THC-X	TBD	Stick Pack Drink Powder	THC-X	TBD
Sublingual Strips	THC-O	TBD	Infused Hemp Wraps	THC-O	TBD	Stick Pack Drink Powder	THC-O	TBD
Sublingual Strips	THC-P	TBD	Infused Hemp Wraps	THC-P	TBD	Stick Pack Drink Powder	THC-P	TBD
Sublingual Strips	THC-V	TBD	Infused Hemp Wraps	THC-V	TBD	Stick Pack Drink Powder	THC-V	TBD
Sublingual Strips	Blend	TBD	Infused Hemp Wraps	Blend	TBD	Stick Pack Drink Powder	Blend	TBD
Sublingual Strips	Kratom	TBD	Infused Hemp Wraps	Kratom	TBD	Stick Pack Drink Powder	Kratom	TBD
Sublingual Strips	Hemp Derived*	TBD	Infused Hemp Wraps	Hemp Derived*	TBD	Stick Pack Drink Powder	Hemp Derived*	TBD
Sublingual Strips	Mushrooms	TBD	Infused Hemp Wraps	Mushrooms	TBD	Stick Pack Drink Powder	Mushrooms	TBD
Hemp Concentrates	CBD, HHC	TBD	Infused Hemp Canabinoid Toothpicks	CBD, HHC	TBD	Gel Pack Vitamin Shot	CBD, HHC	TBD
Hemp Concentrates	Delta 8, 9, 10, 11	TBD	Infused Hemp Canabinoid Toothpicks	Delta 8, 9, 10, 11	TBD	Gel Pack Vitamin Shot	Delta 8, 9, 10, 11	TBD
Hemp Concentrates	THC-X	TBD	Infused Hemp Canabinoid Toothpicks	THC-X	TBD	Gel Pack Vitamin Shot	THC-X	TBD
Hemp Concentrates	THC-O	TBD	Infused Hemp Canabinoid Toothpicks	THC-O	TBD	Gel Pack Vitamin Shot	THC-O	TBD
Hemp Concentrates	THC-P	TBD	Infused Hemp Canabinoid Toothpicks	THC-P	TBD	Gel Pack Vitamin Shot	THC-P	TBD
Hemp Concentrates	THC-V	TBD	Infused Hemp Canabinoid Toothpicks	THC-V	TBD	Gel Pack Vitamin Shot	THC-V	TBD
Hemp Concentrates	Blend	TBD	Infused Hemp Canabinoid Toothpicks	Blend	TBD	Gel Pack Vitamin Shot	Blend	TBD
Hemp Concentrates	Kratom	TBD	Infused Hemp Canabinoid Toothpicks	Kratom	TBD	Gel Pack Vitamin Shot	Kratom	TBD
Hemp Concentrates	Hemp Derived*	TBD	Infused Hemp Canabinoid Toothpicks	Hemp Derived*	TBD	Gel Pack Vitamin Shot	Hemp Derived*	TBD
Hemp Concentrates	Mushrooms	TBD	Infused Hemp Canabinoid Toothpicks	Mushrooms	TBD	Gel Pack Vitamin Shot	Mushrooms	TBD

*Hemp Derived compounds are being discovered every day and should be included where there is opportunity for commercialization.